THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY BARRICK GOLD CORPORATION FOR ALL OUTSTANDING COMMON SHARES (INCLUDING THE ASSOCIATED RIGHTS UNDER THE SHAREHOLDER RIGHTS PLAN) OF PLACER DOME INC.
NOTICE OF GUARANTEED DELIVERY
For Deposit of Shares
of
PLACER DOME INC.
pursuant to the Offer dated November 10, 2005 made by
BARRICK GOLD CORPORATION
THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (TORONTO TIME) ON DECEMBER 20, 2005, UNLESS EXTENDED OR WITHDRAWN.
USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR SHARE CERTIFICATES TO THE DEPOSITARY OR THE U.S. FORWARDING AGENT BEFORE THE EXPIRY TIME
       This Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”) must be used to accept the offer dated November 10, 2005 (the “Offer”) of Barrick Gold Corporation (the “Offeror”) to purchase all of the outstanding common shares (including those shares that are subject to CHESS Depositary Interests and International Depositary Receipts) (the “Placer Dome Common Shares”) of Placer Dome Inc. (“Placer Dome”), which includes common shares that may become outstanding after the date of the Offer but before the time of expiry of the Offer upon conversion, exchange or exercise of options or convertible debentures or other securities of Placer Dome that are convertible into or exchangeable or exercisable for common shares, together with the associated rights (the “SRP Rights”, a Placer Dome Common Share with the associated SRP Right, a “Share”) issued under the Shareholder Rights Plan of Placer Dome if (i) certificate(s) representing the Shares to be deposited are not immediately available, or (ii) the holder of the Shares (the “Shareholder”) is not able to deliver the certificate(s) and all other required documents to the Depositary or the U.S. Forwarding Agent before the Expiry Time (as defined in the Offer). This Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at its office in Toronto, Ontario listed in this Notice of Guaranteed Delivery.
      The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and Circular dated November 10, 2005 relating to the Offer have the meanings ascribed to them in the Offer and Circular. Unless otherwise indicated, all references to “$” or “dollars” in this Notice of Guaranteed Delivery refer to U.S. dollars.
WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY
      If a Shareholder wishes to deposit Shares pursuant to the Offer and either the certificate(s) representing such Shares are not immediately available or the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary or the U.S. Forwarding Agent before the Expiry Time, those Shares may nevertheless be deposited pursuant to the Offer provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution;

(b)	this Notice of Guaranteed Delivery (or a manually signed facsimile hereof), properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary before the Expiry Time at its office in Toronto, Ontario listed in this Notice of Guaranteed Delivery;

(c)	the certificate(s) representing all deposited Shares, and, if the Separation Time has occurred before the Expiry Time and certificates representing SRP Rights (“Rights Certificates”) have been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required by the Letter of Transmittal, are received by the Depositary at any of its offices listed in the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

(d)	in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with the Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required by the Letter of Transmittal are received by the Depositary or the U.S. Forwarding Agent at any of their offices listed in the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Shareholders.
      This Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at its office in Toronto, Ontario listed in this Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery.
      An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers, Inc. or banks or trust companies in the United States.
      The undersigned understands and acknowledges that payment for Shares tendered pursuant to the Letter of Transmittal will be made only after timely receipt by the Depositary or U.S. Forwarding Agent of (i) certificate(s) representing all deposited Shares and if the Separation Time has occurred before the Expiry Time and Rights Certificates have been distributed to Shareholders before the Expiry Time, Rights Certificates, and a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs; and (ii) in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, Rights Certificates and a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal before 5:00 p.m. on the third trading day on the TSX after the Rights Certificates are distributed to Shareholders. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Shares on the purchase price of Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Shares delivered to the Depositary before the Expiry Time, even if the certificate(s) representing all deposited Shares and Rights Certificates, if applicable, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”, are not so delivered to the Depositary or the U.S. Forwarding Agent and, therefore, payment by the Depositary on account of such Shares is not made until after the take-up and payment of the Shares pursuant to the Offer.
      All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by Laws, survive the death or incapacity, bankruptcy or insolvency or the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO:	BARRICK GOLD CORPORATION

AND TO:	CIBC MELLON TRUST COMPANY, as Depositary

By Mail:	By Registered Mail, by Hand or by Courier	By Facsimile Transmission:

P.O. Box 1036 Adelaide Street Postal Station Toronto, ON M5C 2K4 Canada	199 Bay Street Commerce Court West, Securities Level Toronto, ON M5L 1G9 Canada	(416) 643-3148
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATE(S) MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.
      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.
      DO NOT SEND CERTIFICATES REPRESENTING PLACER DOME COMMON SHARES OR SRP RIGHTS, WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms and conditions set forth in the Offer and Circular and the related Letter of Transmittal, receipt of which is hereby acknowledged, the Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

BOX 1

PLACER DOME COMMON SHARES

		Number of Common	Number of Placer Dome
	Name(s) in which Registered	Placer Dome Shares	Common Shares
Certificate Number(s)	(please print)	Represented by Certificate	Deposited*

Total:

SRP RIGHTS** (To be completed if necessary)

	Name(s) in which Registered	Number of SRP Rights	Number of SRP Rights
Certificate Number(s)	(please print)	Represented by Certificate	Deposited*

Total:

* Unless otherwise indicated, the total number of Shares and SRP Rights evidenced by all certificates delivered will be deemed to have been deposited.

** The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights (“Rights Certificates”): (i) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time and Rights Certificates have not been distributed by Placer Dome, a deposit of Placer Dome Common Shares by the undersigned will also constitute a deposit of the associated SRP Rights; (ii) if Rights Certificates have been distributed by Placer Dome and received by the undersigned prior to the time the undersigned deposits Placer Dome Common Shares pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Placer Dome Common Shares deposited must be delivered with the certificate(s) representing the Placer Dome Common Shares; or (iii) if the Separation Time occurs and Rights Certificates are not distributed by the time the undersigned deposits its Placer Dome Common Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure. Note that in any case, a deposit of Placer Dome Common Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) equal in number to the number of deposited Placer Dome Common Shares to the Depositary or the U.S. Forwarding Agent, as applicable, on or before the third trading day on the TSX after the date, if any, that any Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary or the U.S. Forwarding Agent, as applicable, receive from the undersigned, prior to taking up the Placer Dome Common Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Placer Dome Common Shares deposited by the undersigned.

(Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the above form.)

BOX 2
ELECTION FOR CASH OR SHARES
Pursuant to the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Shares represented by the certificate(s) listed above. Shareholders may elect to receive the Cash Alternative (Choice A) OR the Share Alternative (Choice B).
Shareholders may choose only ONE of the choices below:
☐ Choice A — The CASH ALTERNATIVE
Shareholders who check this box will receive U.S.$20.50 in cash for each Share deposited under this Choice A (subject to pro ration).
☐ Choice B — The SHARE ALTERNATIVE
Shareholders who check this box will receive 0.7518 of a common share of the Offeror (a “Barrick Common Share”) and U.S.$0.05 in cash for each Share deposited under this Choice B (subject to pro ration).
If neither of the foregoing choices is properly made, the undersigned will be deemed to have elected the Share Alternative.
No fractional Barrick Common Shares will be issued pursuant to the Offer. Where a Shareholder is to receive Barrick Common Shares as consideration under the Offer and the aggregate number of Barrick Common Shares to be issued to such Shareholder would result in a fraction of a Barrick Common Share being issuable, the number of Barrick Common Shares to be received by such Shareholder will either be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) and the amount of cash to be received by such Shareholder will correspondingly be either decreased or increased (on the basis of U.S.$27.20 per Barrick Common Share), provided, however, that the number of Barrick Common Shares to be received by a Shareholder shall be rounded down in all circumstances where rounding would result in such Shareholder receiving less than U.S.$0.05 per Share tendered by such Shareholder on a per Share basis.
A Shareholder who is an “Eligible Holder” (as defined in the Offer and Circular) and who wishes to elect the “Rollover Option” (as defined in the Offer and Circular) in the Letter of Transmittal to make the joint tax election with the Offeror in order to obtain a full or partial tax-deferred rollover for Canadian federal income tax purposes in respect of the disposition of Shares pursuant to the Offer, must elect the Share Alternative. See Section 22 of the Circular, “Canadian Federal Income Tax Considerations”.
The undersigned acknowledges that the consideration payable pursuant to the Offer and this election is subject to pro ration as set forth in Section 1 of the Offer, “The Offer”. If, on any Take-Up Date, the aggregate cash consideration that would otherwise be payable by the Offeror to Shareholders who elect to receive cash under the Cash Alternative in respect of their Shares to be taken up on such Take-Up Date, together with the U.S.$0.05 in cash per Share to be paid along with Barrick Common Shares to Shareholders who elected (or are deemed to elect) the Share Alternative in respect of their Shares to be taken up on such Take-Up Date, exceeds the Maximum Take-Up Date Cash Consideration, the amount of cash consideration available to those Shareholders who have so elected the Cash Alternative will be allocated pro rata (on a per share basis) among such Shareholders, as set forth in Section 1 of the Offer, “The Offer”.
An election (or deemed election) as to the consideration to be received by a Shareholder made in this Notice of Guaranteed Delivery shall supersede any election made in the Letter of Transmittal.

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Zip Code/Postal Code

Daytime Telephone Number
GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Shares deposited hereby in proper form for transfer, together with the Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any required signature guarantees, covering the deposited Shares and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs.
Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print or type)

Title

Zip Code/Postal Code	Date

Area Code and Telephone Number
DO NOT SEND CERTIFICATES REPRESENTING PLACER DOME COMMON SHARES OR SRP RIGHTS WITH THIS FORM. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.